Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

The following is a list that includes our subsidiaries as of February 28, 2015

Entity Name	Jurisdiction
eNovance, Inc.	Canada
eNovance SAS	France
eNovance Solutions India Pvt. Ltd.	India - Bangalore
FeedHenry (Ireland) Limited	Ireland
FeedHenry Limited	Ireland
FeedHenry LLC	Massachusetts, USA
Gluster, Inc.	Delaware, USA
Inktank Storage LLC	Delaware, USA
Makara, Inc.	Delaware, USA
ManageIQ, Inc.	Delaware, USA
PT. Red Hat Indonesia	Indonesia
Qumranet, Inc.	Delaware, USA
Red Hat (Switzerland) Sàrl	Switzerland
Red Hat AB	Sweden
Red Hat ApS	Denmark
Red Hat Asia Pacific Pte Ltd	Singapore
Red Hat Asia Pacific Pty Ltd	Australia
Red Hat B.V.	Netherlands
Red Hat, BVBA	Belgium
Red Hat Brasil Limitada	Brazil
Red Hat Canada Limited	Canada
Red Hat Chile Limitada	Chile
Red Hat Colombia S.A.S	Colombia
Red Hat Czech, s.r.o.	Czech Republic
Red Hat de Argentina SA	Argentina
Red Hat France SARL	France
Red Hat FZ-LLC	United Arab Emirates - Dubai
Red Hat GmbH	Germany
Red Hat India Pvt. Ltd.	India - Mumbai
Red Hat Israel Ltd.	Israel
Red Hat KK	Japan
Red Hat Limited	Ireland
Red Hat Malaysia SDN. BHD.	Malaysia
Red Hat Middleware LLC	Delaware, USA
Red Hat New Zealand Limited	New Zealand
Red Hat Poland sp.zo.o	Poland
Red Hat Professional Consulting, Inc.	Georgia, USA
Red Hat S.L.	Spain
Red Hat S.R.L.	Italy
Red Hat S de RL de CV	Mexico
Red Hat SA I, LLC	Delaware, USA
Red Hat SA II, LLC	Delaware, USA
Red Hat Software (Beijing) Co., Ltd.	China
Red Hat UK Limited	United Kingdom
Red Hat Yazılım Servisleri A.S.	Turkey
RH Financial Holdings, Inc.	Delaware, USA
RH Subsidiary, Inc.	Delaware, USA
Round Pond	Ireland
RP EMEA Holdings I, LLC	Delaware, USA
RP EMEA Holdings II, LLC	Delaware, USA
RP EMEA Partners	Delaware, USA
Varsity Gateway LLC	Delaware, USA
Varsity Gateway, Inc.	Delaware, USA